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                                                                    EXHIBIT 21.1



                      SUBSIDIARIES OF PRESIDIO OIL COMPANY



COMPANY                                                             STATE OF INCORPORATION
-------                                                             ----------------------
Presidio Exploration, Inc.                                          Colorado

Presidio West Virginia, Inc.                                        Delaware

Palisade Oil, Inc.                                                  Colorado